Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer's knowledge and belief.

The undersigned officers of Nuveen Tax-Advantage Floating Rate Fund (the "Fund"), certify that, to the best of each such officer's knowledge and belief:

     1. The Form N-CSR of the Fund for the period ended July 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: October 6, 2006

                                           s/ Gifford R. Zimmerman
                                              --------------------------
                                              Gifford R. Zimmerman
                                              Chief Administrative Officer
                                              (principal executive officer)

                                           s/ Stephen D. Foy
                                              --------------------------
                                              Stephen D. Foy
                                              Vice President, Controller
                                              (principal financial officer)